EXHIBIT 8(c)

                               AMENDMENT NO. 1 TO
                                CUSTODY AGREEMENT

      AMENDMENT NO. 1, dated as of July 1, 1991, to Custody Agreement, dated as of July 22, 1988, between THE ALGER AMERICAN FUND, a Massachusetts business trust, (the "Fund") and CUSTODIAL TRUST COMPANY, a bank organized under the laws of the State of New Jersey (the "Custodian").


      Fund and Custodian hereby agree as follows:

1. Definition of Securities Loan Agreement. Article I.13 is amended by adding thereto, after "Bear Stearns", "or Bear, Stearns Securities Corp. ("Bear Stearns Securities")".

2. Appointment of Agents. Article III.3(a)is amended by deleting it in its entirety and replacing it with the following:

      "Custodian may employ suitable agents, which may include affiliates of Custodian, such as Bear Stearns Securities and Bear Stearns, provided, however, that Custodian shall not employ (i) Bear Stearns Securities, Bear Stearns or any other of its affiliates to hold any collateral pledged to Customer under the Securities Loan Agreement of even date herewith between Customer and Bear Stearns Securities or Bear Stearns, as the case may be, (the "Securities Loan Agreement") or any other securities loan agreement between them (whether now or hereafter in effect) (ii) or Bear Stearns or any other of its affiliates to hold any securities purchased by Customer under the Master Repurchase Agreement of even date herewith between Customer and Bear Stearns (the "Master Repurchase Agreement") or any other repurchase agreement between them (whether now or hereafter in effect)."
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3. Effective Date. This Amendment No. 1 shall be effective as of July 1, 1991.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed by its representative thereunto duly authorized, all as of the day and year first above written.


                                               THE ALGER AMERICAN FUND


                                               By /s/ Gregory S. Duch
                                                  --------------------
                                                  Authorized Officer


                                               CUSTODIAL TRUST COMPANY


                                               By /s/ [SIGNATURE]
                                                  --------------------
                                                  Authorized Officer


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